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                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made and entered into effective as of October 8, 1999 by and between PROVANT, Inc., a Delaware corporation (including, for purposes of Sections 5(c) and (d), 8, 9, 10 and 13(a), its direct and indirect subsidiaries, the "Company"), and Curtis M. Uehlein, of Marietta, Georgia (the "Executive").

         In consideration of the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree as follows:

        1. EMPLOYMENT. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers and the Executive hereby accepts employment.

        2. TERM. Subject to earlier termination as hereafter provided, the Executive's employment hereunder shall be for a term of three (3) years, commencing as of the date hereof (the "Effective Date"). The term of this Agreement, as from time to time extended or renewed, is hereafter referred to as "the term of this Agreement" or "the term hereof." The Executive shall commence providing services for the Company thirty (30) days from the date hereof or on such earlier date as shall be mutually agreed upon by the Company and the Executive.

        3.        CAPACITY AND PERFORMANCE.

                  (a) During the term hereof, the Executive shall serve as President and Chief Operating Officer of the Company. In addition, and without further compensation, the Executive shall serve as a director of the Company and an officer and/or director of one or more of the Company's subsidiaries if so elected or appointed from time to time. The Company agrees to nominate the Executive for election to the Board of Directors of the Company (the "Board") at the next regularly scheduled meeting of the Board following the Effective Date.

                  (b) During the term hereof, the Executive shall be employed by the Company on a full-time basis and shall have all powers and duties consistent with his position as the President and Chief Operating Officer of the Company reporting to and subject to the direction and control of the Company's Chief Executive Officer and the Board, and shall perform such other duties and responsibilities on behalf of the Company and its subsidiaries as may reasonably be designated from time to time by the Board consistent with the position of President and Chief Operating Officer.
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                  (c) During the term hereof, the Executive shall devote
         substantially all of his full business time and his best efforts, business judgment, skill and knowledge to the advancement of the business and interests of the Company and to the discharge of his duties and responsibilities hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of this Agreement, except as may be expressly approved in advance by the Board in writing or to the extent that any such activity or service does not materially and adversely affect the discharge of his duties and responsibilities hereunder.

                  (d) The Executive acknowledges and agrees that he shall be located at the Company's principal office, currently in Boston, Massachusetts.

        4. COMPENSATION AND BENEFITS. As compensation for all services performed by the Executive under and during the term hereof and subject to performance of the Executive's duties and obligations, pursuant to this Agreement or otherwise:

                  (a) BASE SALARY. The Company shall pay the Executive a base salary at the rate of Five Hundred Thousand Dollars ($500,000) per annum, payable monthly ("Base Salary").

                  (b) BONUS COMPENSATION. The Executive shall receive a bonus of Two Hundred Fifty Thousand Dollars ($250,000) for the fiscal year ended June 30, 2000. The Executive shall have the opportunity to receive an additional bonus of Fifty Thousand Dollars ($50,000) for the year ended June 30, 2000 and annual bonuses of up to fifty percent (50%) of Base Salary for each subsequent fiscal year, in each case upon achievement of goals to be agreed upon by the Executive and the Compensation Committee of the Board. Bonus goals and objectives shall be consistent with the bonus goals and objectives of other senior executives of the Company. All bonuses shall be paid at such time as bonuses are regularly paid to senior executives of the Company.

                  (c) STOCK OPTIONS. The Executive shall receive a non-qualified stock option to purchase two hundred twenty-five thousand (225,000) shares of Common Stock of the Company at an exercise price equal to the closing price for shares of Common Stock of the Company as reported on Nasdaq on the Effective Date, the fair market value of a share of the Company's Common Stock on the date the Executive accepted employment. This option shall be exercisable in equal annual installments over the three-year period from the date of grant provided that the Executive is in the employ of the Company on the exercise date (subject to the provisions of Section 6 hereof) and shall otherwise contain terms and conditions consistent with the terms and conditions of options regularly granted to senior

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         executives of the Company and the Company's 1998 Equity Incentive Plan.
         The Company's Chief Executive Officer shall recommend to the Compensation Committee of the Board that for fiscal years beginning
         July 1, 2000, the Executive will receive additional stock options for more than one hundred thousand (100,000) shares of the Company's Common Stock based upon continued satisfactory job performance.

                  (d) VACATIONS. During the term hereof, the Executive shall be entitled to four (4) weeks of vacation per annum, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company. Vacation time shall not cumulate from year to year.

                  (e) OTHER BENEFITS. During the term hereof and subject to any contribution therefor generally required of employees of the Company, the Executive shall be entitled to participate in any and all employee benefit plans from time to time in effect for employees of the Company generally, except to the extent such plans are in a category of benefit (including, without limitation, bonus compensation and severance compensation) otherwise provided to the Executive. Such participation shall be subject to (i) the terms of the applicable plan documents,
         (ii) generally applicable Company policies and (iii) the discretion of the Board or any administrative or other committee provided for in or contemplated by such plan. The Company may alter, modify, add to or delete any of the employee benefit plans maintained for its employees generally at any time as it, in its sole judgment, determines to be appropriate, without recourse by the Executive. A summary of the Company's employee benefit plans has been provided to the Executive.

                  (f) BUSINESS EXPENSES. The Company shall pay or reimburse the Executive for all reasonable and necessary business expenses incurred or paid by the Executive in the performance of his duties and responsibilities hereunder, subject to any maximum annual limit and other reasonable restrictions on such expenses set by the Board and to such reasonable substantiation and documentation as may be specified by the Company from time to time consistent with the requirements imposed on other senior executives of the Company.

                  (g) RELOCATION. The Company shall pay the relocation expenses of the Executive and his family to relocate to the Boston, Massachusetts area and shall introduce the Executive to real estate brokers and other professionals to assist the Executive and his family in obtaining home in the Boston, Massachusetts area. The Executive shall receive such other relocation benefits as have been agreed upon by the Executive and the Company's Chief Financial Officer as set forth in a separate letter.


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        5. TERMINATION OF EMPLOYMENT AND SEVERANCE BENEFITS. Notwithstanding the
provisions of Section 2 hereof, the Executive's employment hereunder shall terminate prior to the expiration of the term hereof under the following circumstances and under the circumstances set forth in Section 6:

                  (a) DEATH. In the event of the Executive's death during the term hereof, the Executive's employment hereunder shall immediately and automatically terminate. In that event, the Company shall pay to the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to his estate, any earned and unpaid Base Salary, prorated through the date of his death.

                  (b)      DISABILITY.

                           (i) The Company may terminate the Executive's
                  employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for ninety (90) days during any period of three hundred sixty-five (365) consecutive calendar days. Upon such termination, the Executive shall be entitled to receive severance benefits as provided in Section 5(d) reduced by disability income benefits received by the Executive under any disability plan provided by the Company.

                          (ii) The Board may designate another employee to act
                  in the Executive's place during any period of the Executive's disability. Notwithstanding any such designation, the Executive shall continue to receive the Base Salary in accordance with Section 4(a) and his other benefits pursuant to Section 4(e), to the extent permitted by the then-current terms of the applicable benefit plans, until the Executive becomes eligible for disability income benefits under any disability income plan provided by the Company or until the termination of his employment, whichever shall first occur.

                         (iii) If any question shall arise as to whether, during
                  any period, the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature such that he is unable to perform substantially all of his duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Executive or his duly appointed guardian, if any, has no reasonable objection, to determine whether the Executive is so disabled, and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the

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                  Executive shall fail to submit to such medical examination, the Company's determination of the issue shall be binding on the Executive.

                  (c) BY THE COMPANY FOR CAUSE. The Company may terminate the Executive's employment hereunder for Cause at any time upon notice to the Executive setting forth in reasonable detail the nature of such Cause. The following, as determined by the Board in its reasonable and good faith judgment, shall constitute Cause for termination: (i) conviction in a court of law of any felony or a plea of nolo contendere to such an offense, (ii) commission of any act involving theft, embezzlement, fraud, dishonesty or moral turpitude which act relates to or otherwise has an adverse effect (including through publicity) on the Company, (iii) material breach of any of the material provisions of this Agreement (other than breaches of the nature described in clause
         (iv) below) or of any other material agreement between the Executive and the Company, or (iv) repeated and consistent willful misconduct or dereliction of duty in the performance of his duties under this Agreement, or repeated and consistent failure to be present at work (other than by reason of illness or disability), which conduct or failure continues for more than thirty (30) days after notice given to the Executive, such notice to set forth in reasonable detail the nature of such conduct or failure. Before the Executive is terminated for Cause, he shall be given reasonable notice and an opportunity to be heard. Upon the giving of notice of termination of the Executive's employment hereunder for Cause, the Company shall not have any further obligation or liability to the Executive, other than for Base Salary earned and unpaid, accrued vacation time and unreimbursed business expenses outstanding at the date of termination.

                  (d) SEVERANCE PAYMENTS. If the Executive's employment is terminated by the Company other than for Cause, the Executive shall be entitled, subject to the immediately following sentence, to receive as a severance benefit periodic payments in an amount equal to his Base Salary in effect at the date of such expiration divided by the number of payroll periods per year then applicable to executives of the Company (hereinafter, "Severance Payments"), for a period equal to the period of his covenant not to compete as set forth in
Section 8. In addition, he shall be deemed to have remained in the employ of the Company for a period of twelve (12) months following the date of such termination for purposes of the stock option granted to him pursuant to Section 4(c) in order to determine the number of shares of Common Stock of the Company as to which such stock option is exercisable. The Executive's rights to receive Severance Payments and additional employment credit for purposes of his stock option hereunder is conditioned upon (i) the Executive's prior execution and delivery to the Company of a general release of any and all claims and causes of action of the Executive against the Company and the Company's and its subsidiaries' officers and directors, excepting only the right to any Base Salary and/or reimbursable expenses then accrued and unpaid under Section 4 of this Agreement, and (ii) the Executive's continued performance of those obligations hereunder

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that continue by their express terms after the termination of his employment, including without limitation those set forth in Sections 8 and 9. Any Severance Payments to be paid hereunder shall be payable in accordance with the payroll practices of the Company for its executives generally as in effect from time to time, and subject to all required withholding of taxes.

        6.        CHANGE OF CONTROL.

                  (a) RIGHT TO CHANGE OF CONTROL BENEFITS. The Company agrees that the Executive shall have the right to terminate this Agreement and receive the severance benefits set forth in subsection (c) below in the event of a Change in Control (as defined in subsection (b) below) under the circumstances described in this Section 6. No right to terminate or benefits shall be applicable or payable under subsection (c) below unless there shall have been a Change in Control.

                  (b) CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is in fact required to comply therewith; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

                           (i) any "person" (as such term is used in Sections
                  13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50.01% or more of the combined voting power of the Company's then outstanding securities;

                          (ii) during the period of twenty-four (24) consecutive
                  months (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Board or by the stockholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

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                           (iii) the Company shall have consummated a merger or
                  consolidation with any other corporation, other than a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                        (iv) the Company shall have liquidated or sold all or
                  substantially all of the Company's assets.

                  (c) BENEFIT. In the event that (i) within six months of a Change of Control the Executive dies or his employment is terminated by reason of disability pursuant to Section 5(b) or the Executive terminates his employment with the Company for Good Reason (as hereinafter defined), (ii) within twelve months after a Change of Control the Executive's employment with the Company is terminated by the Company for any reason other than for Cause as defined in Section 5(c), or (iii) within the period beginning on the sixth monthly anniversary of the Change of Control and ending on the twelfth monthly anniversary of the Change of Control the Executive terminates his employment with the Company for any reason (including, without limitation, death or disability), the Executive shall receive a lump sum compensation, payable within five days after termination of his employment, equal to two times his Base Salary immediately prior to the Change of Control. In addition, (i) the Company shall maintain in full force and effect, for the continued benefit of the Employee and/or his family for two years after the date his employment terminates or, if earlier, the date the Executive receives comparable coverage from a new employer, all medical and dental insurance plans in which he was entitled to participate immediately prior to the Change of Control, provided that his continued participation is possible under the general terms and provisions of such plans (in the event that his participation in any such plan is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which he is entitled to receive under such plans), and (ii) all outstanding stock options which the Executive holds shall vest and become exercisable immediately upon a Change of Control.

                  (d) GOOD REASON. For purposes of this Agreement, "Good Reason" means:

                           (i) the assignment to the Executive of any duties
                  inconsistent in any respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect on the date of the Change of Control, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding

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                  for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice from the Executive;

                          (ii) any reduction of the Executive's Base Salary or
                  the failure by the Company to provide him with incentive compensation, welfare benefits, retirement benefits and other benefits which in the aggregate are no less favorable than the benefits to which he was entitled prior to the Change of Control;

                         (iii) the Company's requiring the Executive to be based
                  at any office or location other than the office and location at which he is employed on the date of the Change of Control, except for travel reasonably required in the performance of his responsibilities; or

                          (iv) any action taken or suffered by the Company as of
                  or following the Change of Control (such as, without limitation, transfer or encumbrance of assets or incurring of indebtedness) which materially impairs the ability of the Company to make any payments due or which may become due to the Executive under this Agreement.

         7. EFFECT OF TERMINATION. Upon termination of this Agreement, all obligations and provisions of this Agreement shall terminate except with respect to any accrued and unpaid monetary obligations and except for the provisions of
Section 8 through (and inclusive of) 23 hereof.

         8. COVENANT NOT TO COMPETE. Provided only that the Company is not then in default on its payment obligations under this Agreement, for a period of three (3) years from the date the Executive's employment with the Company terminates, whether during the term hereof or thereafter and regardless of the reason therefor, the Executive will not engage or become interested, directly or indirectly, as an owner, employee, director, partner, consultant, through stock ownership, investment of capital, lending of money or property, rendering of services, or otherwise, either alone or in association with others, in the operation, management or supervision of any type of business or enterprise in any way similar to or competitive with the business of the Company. In addition, during such period the Executive will not, directly or indirectly, whether on his behalf or on behalf of anyone else, (a) solicit or accept orders from any present or past customer of the Company for a product or service offered or sold by, or competitive with a product or service offered or sold by, the Company;
(b) induce or attempt to induce any such customer to reduce such customer's purchases from the Company; (c) use for the benefit of the Executive or disclose the name and/or requirements of any such customer to any other person or persons, natural or corporate; or (d) solicit any of the Company's employees or consultants to leave the employ

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of the Company or hire anyone who was an employee of the Company or a consultant to the Company at any time within one year prior to the date the Executive's employment with the Company terminated. The foregoing restrictions shall not prevent the Executive from hiring or otherwise engaging any professional firm.

        9.        CONFIDENTIAL INFORMATION.

                  (a) The Executive acknowledges that the Company will continually develop Confidential Information, that the Executive may develop Confidential Information for the Company and that the Executive may learn of Confidential Information during the course of employment. The Executive agrees that, except as required for the proper performance of his duties for the Company, he will not, directly or indirectly, use or disclose any Confidential Information, as defined below. The Executive understands and agrees that this restriction will continue to apply after his employment terminates, regardless of the reason for termination.

                  (b) The Executive agrees that all Confidential Information which he creates or to which he has access as a result of his employment is and shall remain the sole and exclusive property of the Company. Except as required for the proper performance of his duties, the Executive will not copy any documents, tapes or other media containing Confidential Information ("Documents") or remove any Documents, or copies, from Company premises. The Executive will return to the Company immediately after his employment terminates, and at such other times as may be specified by the Company, all Documents and copies and all other property of the Company then in his possession or control.

       10. ENFORCEMENT OF COVENANTS. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 8 and 9 hereof. The Executive further agrees that all goodwill of the Company is its exclusive property. The Executive further acknowledges and agrees that, were he to breach any of the covenants contained in Section 8 or 9 hereof, the damage would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond, provided the Company has made a prima facie showing of such a breach or threatened breach.


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       11. INDEMNIFICATION. Subject to the second sentence of this Section 11, the Company agrees to indemnify the Executive against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, together with counsel fees, in each case reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened during the term of this Agreement or thereafter, in each case to the extent incurred by reason of his serving or having served (a) as an executive officer or director of the Company, or (b) at its request as a director or executive officer of any organization in which the Company directly or indirectly owns shares or of which it is directly or indirectly a creditor, or (c) at its request in any capacity with respect to any employee benefit plan. Notwithstanding the immediately preceding sentence, the Company shall not indemnify the Executive if the Executive (i) did not act in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Company, or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that the Executive's conduct was unlawful. The Company shall purchase and maintain in force directors' and officers' liability insurance having policy limits and other terms reasonably determined by the Company's Board of Directors.

       12. CONFLICTING AGREEMENTS. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. The Executive will not disclose or use any proprietary information of a third party without such party's consent.

       13. DEFINITIONS. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 12 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

                  (a) "Confidential Information" means any and all information, inventions, discoveries, ideas, research, engineering methods, practices, processes, systems, formulae, designs, concepts, products, projects, improvements and developments that are not generally known by others, developed by or known to the Executive prior to or during the term of this Agreement and relating in any material respect to the Company, including its business, products or services (or learned by the Executive after the term hereof from a source known to the Executive to be violating an obligation to the Company not to disclose the same) or that are developed by the Executive during the term of this Agreement and that have applicability to the business, products or services of the Company, including but not limited to (i) products and services, technical data, methods and processes, (ii) marketing activities and strategic plans, (iii) costs and sources of supply, (iv) the identity and special needs

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         of customers and prospective customers and vendors and prospective vendors, and (v) the people and organizations with whom the Company has or plans to have business relationships and those relationships. Confidential Information also includes such information that the Company may receive or has received belonging to customers or others who do business with the Company and any publication or literary creation of the Executive, developed in whole or in significant part during the term hereof, in whatever form published, whose content in whole or in part is competitive in any material respect with the products or services offered by the Company (including as such products or services could reasonably be expected to evolve or be extended in the foreseeable future).

                  (b) "Person" means an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

         14. WITHHOLDING. All payments made under this Agreement shall be reduced by any tax or other amounts required to be withheld under applicable law.

         15. ASSIGNMENT. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person unless the Executive shall object in writing to such assignment within sixty (60) days following the effective date thereof, in which event, subject always to the provisions of Section 6, the Executive's sole remedy shall be to terminate this Agreement, which termination shall have the effect set forth in Section 7 hereof. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, and their respective successors, executors, administrators, heirs and permitted assigns.

         16. SEVERABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         17. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

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       18. NOTICES. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at the Company's principal place of business, to the attention of the Secretary, or to such other address as either party may specify by notice to the other actually received.

       19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment, including without limitation any agreements relating to employment between the Executive and any corporate predecessor or promoter of the Company, any such agreement being hereby terminated by the mutual agreement of the parties without liability to either party.

       20. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.

       21. HEADINGS. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

       22. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

       23. GOVERNING LAW. This Agreement shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Executive and by the Company by its duly authorized representative, as of the date first above written.

Executive:                             PROVANT, INC.


/s/ Curtis M. Uehlein                  By: Dominic J. Puopolo
-----------------------------             --------------------------------------
Curtis M. Uehlein                         Name:   Dominic J. Puopolo
                                          Title:  Executive Vice President
                                                  and Chief Financial Officer

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